


<ARTICLE> 5
<LEGEND>
The schedule contains summary financial  information  extracted from Dean Witter
Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                     127,547,473
<SECURITIES>                                         0
<RECEIVABLES>                                  386,989<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             129,718,751<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               129,718,751<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            19,531,954<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,555,773
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              6,976,181
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          6,976,181
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 6,976,181
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $386,989.
<F2>In  addition to cash and  receivables,  total assets  include net unrealized gain on open contracts of $1,784,289.
<F3>Liabilities  include redemptions  payable of $1,455,425,  accrued management fee of $311,965, and administrative expenses payable of $104,784.
<F4>Total revenue includes  realized trading revenue of $33,303,232,  net change in unrealized of $(18,899,999) and interest income of $5,128,721.

